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Exhibit 24.2

POWER OF ATTORNEY

        The undersigned appoints Paul B. Gridley and Albert E. Bergeron, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (Registration No. 333-118141) of U.S. Shipping Partners L.P. (the "Partnership") and any Registration Statement (including any amendment thereto) for the initial public offering by the Partnership of its common units that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1993, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ RONALD L. O'KELLEY
Ronald L. O'Kelley

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  Exhibit 24.2
POWER OF ATTORNEY